THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.  THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER.  THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT.  ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

SENIOR PROMISSORY NOTE

US $300,000	December17, 2010
Principal Amount

Noble Medical Group, a Delaware corporation (the “Company”), for value received, hereby promises to pay to the order of Jay Krigsman, an individual or his registered permitted assigns (“Holder”) on December 15, 2011 or when sooner declared due and payable in accordance herewith (the “Maturity Date”) the sum of US $300,000 (the “Principal Amount”).  The unpaid principal balance of this Senior Promissory Note (this “Note”) at any time, together with all accrued and unpaid interest thereon at such time, is referred to herein as the “Note Amount.”  This Note is insured pursuant to that certain Securities Purchase Agreement dated December 15, 2010, between the Company and the Holder (“Purchase Agreement”).  Any terms not defined in this Note shall have the meaning set forth in the Purchase Agreement unless otherwise indicated.

1.           Interest. Subject to Section 4 hereof, interest shall accrue on the outstanding Principal Amount at the rate of 10% per annum from the date hereof.  All such interest shall be calculated on the basis of a 360-day year of twelve 30-day months and shall be payable annually in arrears on the anniversary date of the issuance of this Note.  Payment shall be made at the registered address of the Holder appearing in the records of the Company.

2.           Voluntary Prepayment.  The Company may prepay this Note in whole or in part without penalty or premium.

3.           Event of Default.  Upon the occurrence of any Event of Default (as defined herein), this Note, upon written notice to the Company, shall forthwith be immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and the Holder may exercise any and all rights and remedies available to it under this Note or as provided by law.  An “Event of Default” shall mean the occurrence of any of the following events:

(a)           Failure to Pay.  Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) days of Company’s receipt of Investor’s written notice to Company of such failure to pay; or

(b)           Breaches of Covenants.  Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the Purchase Agreement (other than those specified in Section 3(a)) and (i) such failure shall continue for fifteen (15) days, or (ii) if such failure is not curable within such fifteen (15) day period, but is reasonably capable of cure within thirty (30) days, either (A) such failure shall continue for thirty (30) days or (B) Company shall not have commenced a cure in a manner reasonably satisfactory to Investor within the initial fifteen (15) day period; or

(c)           Representations and Warranties.  Any representation or warranty made or furnished by or on behalf of Company to the Holder in the Purchase Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d)           Voluntary Bankruptcy or Insolvency Proceedings.  Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(e)           Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

4.           Default Rate; Usury.  During any period in which an Event of Default has occurred and is continuing, Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus five percent (5%).  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

5.           Miscellaneous.  The Company waives the rights of presentment, demand for performance, protest, notice of protest, and notice of dishonor.  No delay on the part of the Holder in exercising any right hereunder shall operate as waiver of such right under this Note.  This Note is being delivered and shall be construed in accordance with the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

NOBLE MEDICAL TECHNOLOGIES, INC.

By:	/s/ Robert Ellin
Robert Ellin
Chief Executive Officer